                                  SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

        Filed by the Registrant [X]
        Filed by a Party other than the Registrant [ ]

        Check the appropriate box:
        [ ] Preliminary Proxy Statement       [ ]  Confidential, For Use of the
                                                   Commission Only (as permitted
                                                   by Rule 14a-6(e)(2))
        [X]    Definitive Proxy Statement
        [ ]    Definitive Additional Materials
        [ ]    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        The Harvey Entertainment Company
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant))

     Payment of Filing Fee (Check the appropriate box):

     [X] No fee required
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        (1)     Title of each class of securities to which transaction applies:

                        Not applicable.
--------------------------------------------------------------------------------

        (2)     Aggregate number of securities to which transactions applies:

                        Not applicable.
--------------------------------------------------------------------------------

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                        Not applicable.
--------------------------------------------------------------------------------

        (4)     Proposed maximum aggregate value of transaction:

                        Not applicable.
--------------------------------------------------------------------------------

        (5)     Total fee paid:

                        Not applicable.
--------------------------------------------------------------------------------

        [ ]     Fee paid previously with preliminary materials:

                       Not applicable.
--------------------------------------------------------------------------------

        [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

        (1)     Amount previously paid:

                        Not applicable.
--------------------------------------------------------------------------------

        (2)     Form, Schedule or Registration Statement no.:

                        Not applicable.
--------------------------------------------------------------------------------

        (3)     Filing Party:

                        Not applicable
--------------------------------------------------------------------------------

        (4)     Date Filed:

                        Not applicable.
--------------------------------------------------------------------------------

                    [THE HARVEY ENTERTAINMENT COMPANY LOGO]



May 18, 1998

Dear Shareholder:

     You are cordially invited to attend the annual meeting of holders of Common Stock of The Harvey Entertainment Company to be held at The Century Plaza Hotel, 2025 Avenue of the Stars, Los Angeles, California, 90067, on Thursday, June 18, 1998, at 10:00 a.m. PST.

     At this meeting, Shareholders are being asked to elect three Directors to the Company's Board of Directors, to approve the Company's Amended and Restated 1997 Stock Option Plan and to ratify management's appointment of independent auditors for 1998. Please give your attention to the Proxy Statement appearing on the following pages, which describes these matters in detail.

     It is important that your shares be represented at the annual meeting whether or not you are personally able to attend. YOU ARE THEREFORE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE.

     Thank you for your cooperation.

Sincerely,

/s/ Anthony J. Scotti

Anthony J. Scotti
Interim Chief Executive Officer and Interim President

                    [THE HARVEY ENTERTAINMENT COMPANY LOGO]


                            ------------------------


              NOTICE OF ANNUAL MEETING OF HOLDERS OF COMMON STOCK
                            TO BE HELD JUNE 18, 1998

     Notice is hereby given that the annual meeting of holders of Common Stock of The Harvey Entertainment Company (the "Company") will be held at The Century Plaza Hotel, 2025 Avenue of the Stars, Los Angeles, California, 90067, on Thursday, June 18, 1998, at 10:00 a.m. PST for the following purposes:

     (1) Election of three Directors by the shareholders of the Company.

     (2) Approval of the Company's Amended and Restated 1997 Stock Option Plan.

     (3) Ratification of the selection of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending December 31, 1998.

     (4) Such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed May 18, 1998 as the record date for determining the shareholders entitled to receive notice of and to vote at the meeting.

     You are cordially invited to attend the meeting. Whether or not you plan to attend the meeting, you are urged to promptly complete, date and sign the enclosed proxy and mail it to the Company in the enclosed envelope, which requires no postage if mailed in the United States. Return of your proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

By Order of the Board of Directors,


/s/ Michael S. Hope

Michael S. Hope
Corporate Secretary


May 18, 1998
Los Angeles, California

                        THE HARVEY ENTERTAINMENT COMPANY
                            1999 AVENUE OF THE STARS
                                   SUITE 2050
                         LOS ANGELES, CALIFORNIA 90067
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                                  SOLICITATION

     This Proxy Statement is furnished to shareholders of The Harvey Entertainment Company (the "Company") in connection with the solicitation of proxies by and on behalf of the Board of Directors of the Company (the "Board") for use at the annual meeting of holders of Common Stock of the Company (the "Common Stock") scheduled to be held at The Century Plaza Hotel, 2025 Avenue of the Stars, Los Angeles, California, 90067, on Thursday, June 18, 1998, 10:00 a.m. PST and at any adjournments thereof. The approximate date on which this Proxy Statement and the accompanying forms of proxy are first being mailed to shareholders is May 18, 1998. The Company's principal executive offices are located at 1999 Avenue of the Stars, 20th Floor, Los Angeles, California 90067.

     Proxies, in the forms enclosed, are being solicited by the Board for use at the annual meeting. The persons named as proxies were selected by the Board and are employees of the Company or its affiliates. Proxies may be revoked by a shareholder by written notice (including a properly executed and later dated proxy) to the Secretary of the Company at any time prior to the voting. In addition, a shareholder who attends the annual meeting may vote his or her shares personally and revoke his or her proxy at that time. All shares represented by valid proxies received pursuant to this solicitation, and not subsequently revoked, will be voted as provided on the proxy.

     The expense of preparing, printing and mailing this Proxy Statement and the proxies solicited hereby will be borne by the Company. In addition to the use of the mails, proxies may be solicited by officers, directors and regular employees of the Company, without extra remuneration, by personal interviews, telephone, telegraph or otherwise. The Company will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record and will reimburse such persons for their reasonable out-of-pocket expenses.

     The Board has fixed the close of business on May 18, 1998 as the record date (the "Record Date") for the determination of shareholders entitled to receive notice of and to vote at the annual meeting. Only shareholders of record at the close of business on the Record Date will be entitled to notice of and to vote at the annual meeting. The Common Stock is entitled to vote on the election of three members of the Board, the Company's Amended and Restated 1997 Stock Option Plan and ratification of the appointment of independent auditors and other business as may properly come before the meeting or any adjournment thereof. The holders of a majority of the Common Stock constitute a quorum for those portions of the meeting where action is required of holders of Common Stock.

                       VOTE REQUIRED AND VOTING PROCEDURE

     Each holder of Common Stock will be entitled to one vote, in person or by proxy, for each share standing in his, her or its name on the books of the Company as of the Record Date for the Meeting on each of the matters duly presented for vote at the Meeting.


     In connection with the solicitation by the Board of proxies for use at the Meeting, the Board has designated Leonard Breijo and Jin Brown as proxies. Shares represented by all properly executed proxies will be voted at the Meeting in accordance with the instructions specified thereon. If no instructions are specified, the shares represented by any properly executed proxy will be voted FOR the election of the nominees listed below under "Election of Directors," FOR approval of the Company's Amended and Restated 1997 Stock Option Plan and FOR ratification of the selection of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending December 31, 1998.

     A majority of the outstanding shares of Common Stock must be represented in person or by proxy at the Meeting in order to constitute a quorum for the transaction of business. Approval of each matter specified in the Notice of Annual Meeting requires the affirmative vote of the holders of a majority, or in the case of the election of directors a plurality, of the outstanding shares of Common Stock represented at the Meeting in person or by proxy and entitled to vote thereat.

     In the election of directors, the nominees receiving the highest number of votes of shares represented in person or by proxy at the Meeting and entitled to vote on such matter will be elected directors of the Company. Accordingly, non-voted shares with respect to the election of directors will not affect the outcome thereof. The approval of the Company's Amended and Restated 1997 Stock Option Plan and the appointment of Deloitte & Touche LLP as the Company's auditors for the fiscal year ending December 31, 1998 will be approved only if a majority of the shares represented in person or by proxy at the Meeting and entitled to vote thereon casts affirmative votes with respect to such matters. Thus, with respect to such matters, non-voted shares will have the effect of a negative vote.

     The Board has appointed American Stock Transfer & Trust Company as the Inspector of Elections for the Meeting. The Inspector of Elections will determine the number of shares of Common Stock represented, in person or by proxy, at the Meeting, whether a quorum exists, the authenticity, validity and effect of proxies and will receive and count the votes. None of the matters to be voted on at the Meeting will be by ballot unless a shareholder demands election by ballot at the Meeting and before the voting begins.

                         ACTION TO BE TAKEN UNDER PROXY

     All proxies for shareholders in the accompanying form that are properly executed and returned will be voted at the meeting and any adjournments thereof in accordance with any specifications thereon or, if no specifications are made, will be voted for the election of the three nominees described herein, for the approval of the Company's Amended and Restated 1997 Stock Option Plan and for the ratification of the appointment of independent auditors.

     All outstanding shares of the Common Stock represented by properly executed and unrevoked proxies received in the accompanying form in time for the Annual Meeting will be voted. A shareholder may, with respect to the election of directors (i) vote for the election of all nominees named herein as directors,
(ii) withhold authority to vote for all such director nominees or (iii) vote for the election of all such director nominees other than any nominee with respect to whom the shareholder withholds authority to vote by so indicating on the proxy. Withholding authority to vote for a director nominee will not prevent such nominee from being elected. A shareholder may, with respect to each other matter specified in the notice of meeting (i) vote "for" the matter, (ii) vote "against" the matter or (iii) "abstain" from voting on the matter. A vote to abstain from voting on a matter has the legal effect of a vote against such matter. Shares will be voted as instructed in the accompanying proxy on each matter submitted to shareholders. If no instructions are given, the shares will be voted for the election of all nominees named herein as directors, for approval of the Company's Amended and Restated 1997 Stock Option Plan and for ratification of the selection of Deloitte & Touche LLP, as independent auditors of the Company for the fiscal year ending December 31, 1998.

     A proxy submitted by a shareholder may indicate that all or a portion of the shares represented by such proxy are not being voted by such shareholder with respect to a particular matter. This could occur, for example, when a broker is not permitted to vote stock held in street name on certain matters in the absence of instructions from the beneficial owner of the stock. The shares subject to any such proxy which are not being voted with respect to any particular matter (the "non-voted shares") will be considered shares not present and entitled to vote on such matter, although such shares may be considered present and entitled to vote for other purposes and will count for purposes of determining the presence of a quorum. (Shares voted to abstain as to a particular matter will not be considered non-voted shares.) Approval of each matter specified in the Notice of Annual Meeting requires the affirmative vote of a majority, or in the case of the election of directors, a plurality, of the shares of Common Stock present in person or by proxy at the meeting and entitled to vote on such matter. Accordingly, non-voted shares with respect to such matters will not effect the determination of whether such matters are approved or the outcome of the election of directors.

     The Board knows of no matters, other than those stated above, to be presented and considered at the meeting. If, however, any other matters properly come before the meeting or any adjournments thereof, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their judgment on any such matters. The persons named in the enclosed proxy may also, if a quorum is not present, vote such proxy to adjourn the meeting from time to time.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     It is intended that the persons named in the proxy for shareholders will, unless otherwise instructed, vote for the election of the three nominees listed below to serve as Directors until the next annual meeting of shareholders following their election and until their respective successors are elected and have qualified. If any nominee, for any reason presently unknown, cannot be a candidate for election, the shares represented by valid proxies will be voted in favor of the remaining nominees and may be voted for the election of a substitute nominee recommended by the Board. Each of the three nominees listed below has agreed to serve as a Director of the Company if so elected.

NOMINEES FOR ELECTION BY SHAREHOLDERS                TERMS
-------------------------------------  ---------------------------------
Gary M. Gray                               Until 1999 Annual Meeting
Allan R. Raphael                           Until 1999 Annual Meeting
Michael S. Doherty                         Until 1999 Annual Meeting

     The following information with respect to the principal occupation or employment of each nominee and incumbent Director, the name and principal business of the corporation or other organization in which such occupation or employment is carried on, and other affiliations and business experience during the past five years, has been furnished to the Company by the respective nominees and incumbent Directors. This information includes a description of each person's service, if any, with the Company.

INFORMATION CONCERNING CURRENT DIRECTORS AND NOMINEES FOR DIRECTORS

     GARY M. GRAY has been a Director of the Company since 1991 and the Chairman of the Board since March 1998. Mr. Gray is a Managing Director of Milestone Capital, Inc., a firm based in Houston, Texas which, in concert with affiliated foreign entities, invests in or acquires control of private companies with operations in the United States. Prior to locating in Houston in 1997, from 1994 to 1997, Mr. Gray practiced law and provided business consulting services to foreign clients from offices based in Oklahoma and, from 1991 to 1993, practiced law in New York. Prior to attending Harvard Law School from 1987 to 1990,
Mr. Gray was involved in various investment and banking activities, principally in Oklahoma.

     ALLAN R. RAPHAEL has been a Director of the Company since March 1995. Mr. Raphael is a private investor. Mr. Raphael was a Senior Vice President of Arnhold and S. Bleichroeder, Inc., a New York-based investment banking, brokerage and asset management firm from 1992 to 1997. At Arnhold and S. Bleichroeder, Inc., Mr. Raphael was Portfolio Manager for the First Eagle International Fund and Aquila International Fund. Mr. Raphael rejoined Arnhold and S. Bleichroeder, Inc. in December 1992, where previously he was employed from 1980 to 1984 as Director of Research. Prior to December 1992, he served as a Global Portfolio Manager at Caxton Corporation and Soros Fund Management. Mr. Raphael graduated from the University of Pennsylvania Wharton School of Finance in 1965, where he received a B.S. in Economics.

     MICHAEL S. DOHERTY has been a Director of the Company since December 1997. Mr. Doherty is a Managing Director -- Corporate Finance at Cruttendon Roth Incorporated, a position he has held since October 1996, and a Director of Xycom Holdings Incorporated, an industrial automation company based in Saline, Michigan. Prior to joining Cruttendon Roth Incorporated, Mr. Doherty was a Vice President of Corporate Finance of Arnhold and S. Bleichroeder Inc, a New York-based investment banking, brokerage and asset management firm. Mr. Doherty has been working in the area of international brokerage and corporate finance for 18 years.

BOARD MEETINGS

     During 1997, the Board met five times. Messrs. Raphael and Gray and former Director Jeffrey A. Montgomery attended all such meetings. One meeting was held while Mr. Doherty and former Director Gregory M. Yulish were Directors; Mr. Yulish attended this meeting; Mr. Doherty did not. Messrs. Montgomery and Yulish resigned as Directors in March 1998, and the Board reduced the size of the Board from five members to three members in April 1998.

STOCK OPTION AND COMPENSATION COMMITTEE

     The Stock Option and Compensation Committee of the Board consists of Messrs. Raphael, Doherty and Gray. The Stock Option and Compensation Committee, which determines executive remuneration and grants options, met six times in 1997 and acted by unanimous written consent on three occasions. Messrs. Raphael and Gray attended each such meeting; Mr. Doherty attended each of the three meetings occurring after his appointment to the Stock Option and Compensation Committee.

AUDIT COMMITTEE

     The Audit Committee of the Board consists of Messrs. Raphael and Gray. The Audit Committee met once in 1997 with both members present.

     The Company does not have a standing Nominating Committee.

BOARD FEES

     Directors of the Company who are neither employees of the Company nor of the Company's affiliates receive $20,000 in cash each year for serving on the Board. Such Directors also receive 10,000 stock options under the Company's 1997 Stock Option Plan on May 18 each year. In June of 1997, the Company made a one-time grant (approved by the Company's shareholders) to each director who was neither an employee of the Company nor of the Company's affiliates of an option under the Company's 1997 Stock Option Plan to purchase 20,000 shares of Common Stock at a price of $7.25 per share. In addition to such fees and options, as compensation for services as Chairman of the Board, in April 1998 Mr. Gray received a one-time grant of a fully-vested option under the Company's 1997 Stock Option Plan to purchase 50,000 shares of Common Stock at an exercise price of $12.6875 per share (the closing price of a share of Common Stock on The Nasdaq Stock Market's National Market on the grant date).

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                        OWNERS, DIRECTORS AND MANAGEMENT

     The following table sets forth, as of April 24, 1998, certain information regarding the beneficial ownership of the Company's Common Stock by: (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company's Common Stock, (ii) each of the Company's directors, (iii) the chief executive officer of the Company during fiscal year 1997, (iv) the other executive officer of the Company during fiscal year 1997, and (v) the Company's current directors and executive officers as a group:

                                                                             PERCENT OF
                                                               COMMON          COMMON
                     BENEFICIAL OWNER                        STOCK OWNED   STOCK OWNED(9)
                     ----------------                        -----------   --------------
AKAUSA Holdings Limited(1).................................   1,075,000        25.72%
Ahmad Bin Khalid Al-Saud(1)................................   1,075,000        25.72%
Jeffrey A. Montgomery......................................     417,667         9.99%
(former Chief Executive Officer, former President
and former Director)(2)
Gary M. Gray...............................................      97,500         2.33%
(Chairman of the Board)(3)
Allan R. Raphael...........................................      52,500         1.26%
(Director)(4)
Michael S. Doherty.........................................      50,000         1.19%
(Director)(5)
Gregory M. Yulish..........................................      16,910         0.40%
(former Chief Financial Officer and former
Director)(6)
Universal Studios, Inc.(7).................................     374,500         8.96%
All Officers and Directors.................................     447,500        10.70%
as a group (7 persons)(8)

---------------
(1) Includes shares held by AKAUSA and Mr. Al-Saud. The United States mailing address of AKAUSA and the United States address of Mr. Ahmad Bin Khalid Al-Saud is 3535 N. W. 58th Street, Suite 950, Oklahoma City, Oklahoma 73112. AKAUSA is a Cayman Islands corporation, 100% of whose stock is owned by Mr. Ahmad Bin Khalid Al-Saud, a citizen and resident of Saudi Arabia. AKAUSA owns 475,000 shares; Mr. Al-Saud owns 600,000 shares directly.

(2) The address of Mr. Montgomery is 10380 Wilshire Boulevard, #504, Los Angeles, CA 90024.

(3) The address of Mr. Gray is c/o Milestone Capital Inc., 1800 West Loop South, Suite 1075, Houston, Texas 77027. Includes options to purchase 5,000 shares which became exercisable in May 1994, 2,500 shares which became exercisable in each of May 1995 and 1996, 7,500 shares which became exercisable in March 1996, 10,000 shares which became exercisable in May 1997, 20,000 shares which became exercisable in June 1997 and 50,000 shares which became exercisable in April 1998.

(4) The address of Mr. Raphael is 30 Rockefeller Center, Suite 1907, New York, New York 10112. Includes options to purchase 2,500 shares which became exercisable in May 1995 and 1996, 7,500 shares which became exercisable in March 1996, 10,000 shares which became exercisable in May 1997 and 20,000 shares which became exercisable in June 1997.

(5) The address of Mr. Doherty is c/o Cruttendon Roth Incorporated, 11150 Santa Monica Boulevard, Suite 750, Los Angeles, California 90025. Includes a warrant to purchase 50,000 shares which became exercisable in January 1997 as to 25,000 shares and exercisable in March 1998 as to 25,000 shares.

(6) The address of Mr. Yulish is 3902 Peartree Place, Calabasas, California 91302. Includes an option to purchase 16,666 shares which will vest in April 1998.

(7) The address of Universal Studios, Inc. (formerly known as MCA Inc.) is 100 Universal City Plaza, Universal City, California 91608. Universal Studios is controlled by the Seagram Company Ltd., a

Canadian Company. The address of the Seagram Company Ltd. is 375 Park Avenue, New York, New York 10152.

(8) Includes the beneficial ownership of Messrs. Gray, Raphael, Doherty and Anthony J. Scotti, Michael S. Hope, Charles Day and Don Gold. Mr. Scotti (current Interim Chief Executive Officer and Interim President) holds warrants and options to purchase 194,000 shares and Mr. Hope (current Interim Chief Financial Officer and Secretary) holds warrants and options to purchase 48,000 shares.

(9) Percent of Common Stock owned calculated using the beneficial owner's Common Stock owned as the numerator and the total number of shares of Common Stock outstanding on April 24, 1998 (4,179,351) as the denominator.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company has entered into certain relationships and transactions with related parties. Such relationships and transactions include, without limitation, the following:

RELATIONSHIP WITH UNIVERSAL STUDIOS

     In December 1990, the Company sold Universal Studios a 20% equity interest in the Company for $3 million and entered into a Registration Agreement and Memorandum of Distribution Agreement with Universal Studios. In September 1994, the Company and Universal Studios entered into the television animation agreement described below. In May 1997, the Company and Universal Studios amended their relationship as described below.

     UNIVERSAL STUDIOS DISTRIBUTION AGREEMENT AND ANIMATION AGREEMENT/MAY 1997 AMENDMENT/
     RELATED AGREEMENTS

     The Company and Universal Studios entered into a Memorandum of Distribution Agreement dated as of December 7, 1990, as amended by letters dated April 22, 1993 and September 28, 1993 (the "Universal Studios Distribution Agreement"), pursuant to which Universal Studios was granted certain limited rights, with no corresponding obligation, to exploit the Company's characters and products in
(i) theatrical motion pictures, (ii) television, (iii) home video, (iv) merchandising, and (v) theme parks, and to distribute new pictures in all media. Under the Universal Studios Distribution Agreement, the Company retained the right to create and distribute existing and new television, home video and new media products, subject to Universal Studios' First Negotiation ("FN") rights and First Negotiation/First Refusal ("FNFR") rights, and also retained certain limited rights to exploit the Company's characters in theme parks. On September 22, 1994, the Company and Universal Studios entered into an agreement to produce animated television productions based on the Company's characters (the "PSO Agreement"). Other than with respect to the Casper animated series, this agreement expired on September 30, 1995. In May 1997, the Company and Universal Studios entered into an Amendment to Merchandising Deal which altered the obligations and rights of the parties with respect to merchandising (the "Merchandising Amendment") substantially in the form of an October 29, 1996 draft of that agreement previously negotiated (the "Merchandising Amendment Draft"), a Term Sheet for Universal/Harvey Restated Agreement (the "Term Sheet") reflecting changes in the Universal Studios Distribution Agreement, and a Pricing Letter (together with the Merchandising Amendment, the Merchandising Amendment Draft and the Term Sheet, the "May 1997 Amendment"). In summary, pursuant to the May 1997 Amendment, the Company reacquired from Universal Studios (i) control of all merchandising rights with respect to the Company's characters (except those related to a Casper or Casper Character motion picture produced and/or released by Universal Studios, as further described below), (ii) FNFR rights and FN rights in all of the Company's characters other than certain FNFR rights and FN rights relating to Casper and Casper Characters and (iii) theme park rights other than those relating to Casper and the Casper Characters. In exchange for the reacquisition of these rights, the Company provided Universal Studios with an exclusive release window for the first sequel to the first Casper movie (and potentially other sequels), a FNFR right with respect to the first direct-to-video production featuring Casper after the release of the first Casper sequel and the right to exploit movie merchandising related to Casper and Casper Characters appearing in permitted feature pictures which feature or refer in to the title to Casper or Casper Characters during merchandising windows associated with such pictures (such windows are exclusive except that, during a window, the Company may enter into new licenses with a term beginning after the window ends and pre-existing licenses between the Company and third parties are not affected by a window).

     Theatrical Motion Pictures. Under the Universal Studios Distribution Agreement, Universal Studios had the sole and exclusive right and license to develop, produce and distribute theatrical motion pictures based on the Casper, the Friendly Ghost character. In May 1995, a theatrical motion picture featuring Casper, the Friendly Ghost was released. To date, the first Casper movie has grossed approximately $307 million at the box office (of which the Company was entitled to receive only its contractual share). The Company is entitled to certain fees, which have already been paid, plus a percentage of gross profits, if any, derived after initial actual breakeven, and a percentage of the gross proceeds from merchandising in connection with the Casper Movie, less a distribution fee and certain costs. Upon commencement of principal photography of the first Casper movie, Universal Studios became vested with all theatrical sequel and theatrical remake rights to Casper.

     Pursuant to the May 1997 Amendment (currently being reduced to a long form Amended and Restated Memorandum of Distribution Agreement), Universal retains the exclusive right to initiate, develop and produce further Casper theatrical features. The rights fees for the second and subsequent sequels, if produced, will be negotiated in good faith, and subject to resolution by "baseball" arbitration. The Company agreed to a theatrical preclusion period ("TPP") around the theatrical release of the first Casper sequel during which time the Company may not permit the initial release of any Casper filmed entertainment product. Universal may qualify for a TPP with regard to subsequent sequels as well. Universal also has certain rights with respect to non-features and other pictures in which Casper may make a "guest appearance."

     In May 1997, the Company entered into an agreement with Universal Studios to produce and distribute a motion picture sequel to the first Casper movie to be produced by Universal Pictures & Amblin Entertainment. The Company received an advance for the sequel rights and, if a sequel is produced, is contractually entitled to receive additional advances against a percentage of gross receipts from all sources of exploitation of the motion picture. As part of the Company's agreement with Universal Studios, the Company was also paid a non-refundable advance against the Company's share of its profit participation from the first Casper movie.

     Although Universal Studios' rights to develop and produce theatrical motion pictures featuring the Company's characters (other than Casper) expired in December 1995, it has retained a FN right with respect to new pictures in which the name of one or more Casper Characters (other than Casper) is to appear in the title of the picture or in which one or more Casper Characters (other than Casper) are featured which it may exercise should the Company attempt to license or transfer theatrical motion picture rights or such characters to third parties. The FN right expires on the earlier of (i) December 7, 2000, or (ii) the date upon which Universal Studios ceases to own at least five percent (5%) of the outstanding capital stock of the Company.

     Television. Under the May 1997 Amendment, Universal Studios has FNFR rights for the exploitation of new television product and domestic distribution of the Company's existing animated film library of product featuring Casper or having Casper's name in the title. The FNFR rights expire on December 7, 2003, but if Universal Studios fails to give the Company appropriate notice of an anticipated release of the first Casper sequel by June 2000 or fails to release the first Casper sequel by Labor Day 2001, the FNFR rights will expire on December 7, 2000. With respect Universal Studios' rights to the library of product featuring Casper or having the Casper name in the title only, the expiration date of such rights also will be shortened to December 7, 2000 if the domestic box office projection for the first Casper sequel do not exceed $100 million. Under the May 1997 Amendment, Universal Studios also has FNFR rights for the exploitation of new television product and domestic distribution of the Company's existing animated film library of product featuring Casper Characters (other than Casper) or having a Casper Character name (other than Casper) in the title. The FNFR rights with respect to the Casper Characters (other than Casper) expire in June 2001, but if Universal Studios fails to give the Company appropriate notice of an anticipated release of the first Casper sequel by June 2000 or fails to release the first Casper sequel by Labor Day 2001, the FNFR rights will expire on December 7, 2000.

     On September 22, 1994, Universal Studios and the Company formed an animation productions services organization, known as the Universal/Harvey Animation Studios, for the purpose of developing and producing television motion pictures based on the Harvey Classic Characters or other characters. In 1996, the venture produced 26 30-minute episodes of "Casper" for the Fox Kid's Television Network. The venture completed production of another 26 episodes which were delivered to Fox in 1997 and 1998. Fox did not order additional episodes and lost the right to order additional ones. Universal Studios was granted merchandising and publishing (except for comic books) agency rights limited to the animated entertainment produced by the venture. The venture will not produce any additional animation based on Casper. Under the May 1997 Amendment, if Universal initiates production of a filmed entertainment to which a TPP does not apply, the Company is precluded from releasing new animated television product featuring Casper or the Casper Characters for a limited period of time. Pursuant to the PSO Agreement (as amended by the Term Sheet), Universal Studios has animated television sequel rights to any Casper Character starring in television motion pictures produced under the PSO Agreement for a period of 3 years from the completion of production of the last television motion picture featuring such character. The PSO Agreement otherwise restricts the Company's right to produce animated television sequels.

     In March, 1995, the Company and Universal Studios entered into an agreement to co-produce 13 animated Baby Huey shorts, together with Richie Rich bumpers (which are 30-second animated introductory and concluding sequences), for the 1995/1996 season of "The Baby Huey Show." Pursuant to the agreement and an amendment thereto, Universal Studios acquired certain distribution, sequel and other rights to the episodes produced for the 1995/1996 season. (Such rights have all expired or been repurchased by the Company.)

     The exclusivity provisions with respect to TPPs may apply to television products.

     Home Video. Under the Universal Studios Distribution Agreement, Universal Studios held certain FNFR rights with respect to the Company's worldwide licensing of (i) home video rights in the Company's library existing on the date of the Universal Studios Distribution Agreement, (ii) new television products (subject to the Company's retaining the right under certain circumstances to transfer home video rights in a new television product to a third party concurrent with the transfer of television rights), and (iii) characters and products which the Company intended to exploit initially in the home video market. Pursuant to the May 1997 Amendment, Universal Studios released all such rights except the right to produce and release the first feature length Casper direct-to-video after the next Casper theatrical release. This right expires in December 2000.

     In 1992, Universal Studios and the Company reached an agreement in the home video market pursuant to which Universal Studios paid the Company an advance, recoupable against the Company's royalty, for the right to package and distribute one-half hour videos made from the Company's Classic Film Library. Pursuant to the May 1997 Amendment, the Company repurchased these rights from Universal.

     The exclusivity provisions with respect to TPPs may apply to home video products.


     Merchandising. Pursuant to the Universal Studios Distribution Agreement, Universal Studios had the right to act as the exclusive worldwide licensing agent of the Company with respect to all merchandising exploitation of the Company's characters. Most of these rights expired in April 1996. Pursuant to the May 1997 Amendment, Universal Studios' only remaining merchandising rights are certain rights to exploit movie merchandising related to Casper and Casper Characters appearing in permitted feature pictures which feature or refer in the title to Casper or Casper Characters during merchandising windows associated with such pictures (such windows are exclusive except that, during a window, the Company may enter into new licenses with a term beginning after the window ends and pre-existing licenses between the Company and third parties are not affected by a window).


     Theme Parks. Under the May 1997 Amendment, Universal Studios has the exclusive right to exploit Casper and the Casper Characters and products in theme parks in the United States, provided, however, that in certain circumstances the Company has limited rights to exploit Casper and the Casper Characters and products in Harvey owned theme parks more than 150 miles away from any Universal Studios' theme park.

Additionally, if Universal Studios exploits Casper or the Casper Characters and/or products in a major attraction in a theme park in the United Kingdom, France and Japan, Universal Studios shall have exclusive theme park exploitation rights in that country as long as the character or product is so used there; thereafter, Universal Studios shall have non-exclusive rights. (Universal Studios is not currently exploiting Casper or the Casper Characters in theme parks in the United Kingdom, France or Japan). Universal Studios has non-exclusive rights to exploit Casper and the Casper Characters and products in theme parks in the rest of the world. Prior to the May 1997 Amendment, Universal Studios held these rights with respect to all of the Company's characters. The Company is negotiating with Universal Studios with respect to certain limited rights of the Company to use the Casper Characters to stroll throughout theme parks in the United States.

     Security Interest. In order to secure Universal Studios' rights under the Universal Studios Distribution Agreement, the Company granted to Universal Studios security interests in the rights it acquired. After the May 1997 Amendment, this security interest continues with respect to the Casper Characters only.

     Lease. The Company entered into a short-term sublease with MCA Records (a subsidiary of Universal Studios) on September 22, 1996 for 3,000 square feet of space at its Santa Monica premises for a monthly rental of approximately $7,000 until October 1997 at which time it increased to $7,500 until September 1999. The lease was initially for a four-month period and has been extended to September 1999.

REGISTRATION AGREEMENTS

     The Company entered into a Registration Rights Agreement dated as of December 7, 1990, as amended by letter dated as of April 22, 1993, with Universal Studios and AKAUSA (the "Registration Agreement"). The Registration Agreement provides that at any time after June 18, 1994, AKAUSA and/or Universal Studios may request that the Company use its best efforts to register for sale under the Securities Act their respective shares of the Common Stock. The Registration Agreement also provides for a second demand registration and for certain "piggy back" registration rights in the event the Company initiates another registered stock offering under the Securities Act.

     In October 1994, the Company sold 250,000 shares of Common Stock, AKAUSA sold 200,000 shares of Common Stock and Mr. Montgomery sold 50,000 shares of Common Stock in a private placement. Purchasers therein were granted registration rights.

     The Company filed a Registration Statement on Form S-3 to register the shares sold in the 1994 private placement. AKAUSA has also exercised its piggyback registration rights with respect to the Company's current Form S-3 filing. In addition, Mr. Montgomery requested that the Company register, and the Company agreed, 175,000 shares of his Common Stock in the Company's current Registration Statement on Form S-3. None of AKAUSA's stock has been sold under such Registration Statement. In August 1997, Mr. Montgomery sold 75,000 shares of Common Stock under such Registration Statement.

EMPLOYMENT AGREEMENTS WITH OFFICERS


     The Company has entered into an agreement with Global Media Management Group, LLC ("Global Media") for the provision of the non-exclusive services of Messrs. Scotti and Hope as Interim Chief Executive Officer/Interim President and Interim Chief Financial Officer, respectively. The Company has also entered into an employment agreement with each of Messrs. Day and Gold (designated as executive officers in April 1998). The Company was also a party to employment agreements with Messrs. Montgomery and Yulish, each of which expired without renewal on April 17, 1998.


     Global Media (Anthony Scotti and Michael Hope). In March 1998, the Company entered into a Management Agreement (the "Global Media Agreement") with Global Media pursuant to which the Company secured the non-exclusive services of Anthony J. Scotti and Michael S. Hope, as the Company's Interim Chief Executive Officer/Interim President and Interim Chief Financial Officer, respectively, and Leonard Breijo, as the head of the Company's business affairs. The Company agreed to pay Global Media a fee of $75,000 per month for the services of Messrs. Scotti and Hope, and an additional $10,000 per month for the services of Mr. Breijo. In addition, the Company granted Messrs. Scotti, Hope and Breijo five-year warrants to purchase, in the aggregate, 200,000 shares of Common Stock. The warrants became exercisable immediately and have an exercise price of $12.75 (the closing price of a share of Common Stock on The Nasdaq Stock Market's National Market on the date the warrants were issued). The Company also granted Messrs. Scotti, Hope and Breijo options under the Company's 1997 Stock Option Plan to purchase, in the aggregate, 50,000 shares of Common Stock. The options became exercisable immediately and have an exercise price of $12.6875 (the closing price of a share of Common Stock on The Nasdaq Stock Market's National Market on the date the options were granted). Under the Global Media Agreement, the Company agreed to indemnify Global Media against all losses except those occasioned by Global Media's gross negligence or willful misconduct. The Global Media Agreement has an initial term of six months.


     Charles Day. The Company entered into an employment agreement effective October 16, 1996 with Charles Day, the Company's Senior Vice President of Consumer Products, amended as of December 19, 1997, for a term ending September 30, 1998 (the "Day Employment Agreement"). Pursuant to the Day Employment Agreement, Mr. Day is entitled to an annual salary of $130,000 per year and certain other benefits including a one-time living allowance of $3,000 during the first twelve months of the term, insurance benefits, three weeks of paid vacation, use of an automobile, reimbursement of automobile insurance expenses, reimbursement of moving expenses at the beginning of the term and reimbursement of attorney's fees incurred in connection with the negotiation of the Day Employment Agreement. Pursuant to the Day Employment Agreement, Mr. Day is also entitled to receive an annual bonus equal to a percentage of pre-tax net profits from the Company's merchandising activities under Mr. Day's supervision. In addition, Mr. Day received an option to purchase 15,000 shares at $11.00 per share (adjusted to $7.25 per share in December 1996) vesting over three years and an option to purchase 5,000 shares at $11.00 per share vesting over two years. The Day Employment Agreement also provides that the Company will indemnify Mr. Day for any loss he incurs by virtue of his position as an employee of the Company.


     Don Gold. In February 1998, the Company entered into an employment agreement with Don Gold, the Company's Senior Vice President -- Harvey Home Entertainment for a term ending February 27, 2000, subject to extension, at the Company's option, for two additional years (the "Gold Employment Agreement"). Pursuant to the Gold Employment Agreement, Mr. Gold is entitled to receive a salary of $150,000 for the first year of the term, $165,000 for the second year of the term and, if the term is extended, a salary to be negotiated by the parties of no less than $181,500 per year. Mr. Gold is also entitled to certain other benefits, including a one-time signing bonus of $20,000, insurance benefits, three weeks paid vacation, an automobile allowance of $700 per month, reimbursement of car insurance and registration expenses and reimbursement of attorney's fees incurred in negotiated the Gold Employment Agreement, with a maximum amount of $2,000. The Gold Employment Agreement provides that the maximum total compensation to Mr. Gold in the first year of the term (including benefits) will be $300,000; in the second year, $350,000; if the term is extended, in the third year, $400,000, and, in the fourth year, $450,000. Mr. Gold is also entitled to annual bonuses equal to a percentage of net profits from the home entertainment activities under the supervision of Mr. Gold. In addition, under the Gold Employment Agreement Mr. Gold received an option to purchase 20,000 shares of the Company's Common Stock, vesting over two years with an exercise price of $10.25. The Gold Employment Agreement also provides that the Company will indemnify Mr. Gold for any loss he incurs by virtue of his position as an employee of the Company.

     Jeffrey A. Montgomery. The Company entered into an employment agreement effective July 10, 1989, amended as of March 2, 1993, and further amended as of April 17, 1995, with Jeffrey A. Montgomery, the Company's former Chairman, former President and former Chief Executive Officer for a term ending April 17, 1998 (the "Montgomery Employment Agreement"). On March 20, 1998, the Board of the Company voted against renewal of the Montgomery Employment Agreement. It expired on April 17, 1998 and Mr. Montgomery is no longer an officer of the Company. Pursuant to the Montgomery Employment Agreement, Mr. Montgomery was entitled to receive a salary of $295,000 a year and certain other benefits for the term of the agreement, including reimbursement of automobile expenses, four weeks paid vacation, reimbursement of the direct transportation expenses of Mr. Montgomery's spouse when she accompanied him on business travel and reimbursement of club dues. In 1995, Mr. Montgomery's base salary for the year was reduced to $249,000 and the additional amounts to which he was contractually entitled were allocated to an unaccountable business expense allowance. Pursuant to the Montgomery Employment Agreement, Mr. Montgomery could also receive, upon the decision of the Compensation Committee, an annual bonus of up to 40% of his base compensation. During the term of the Montgomery Employment Agreement, Mr. Montgomery received other bonus compensation when the Board determined that such additional compensation was appropriate. In addition, Mr. Montgomery received an option to purchase 100,000 shares of Common Stock at $10.00 per share (adjusted to $7.25 per share in December 1996) vesting over three years ( 1/3 of this option expired without vesting on April 17, 1998) and a fully vested option to purchase 50,000 shares of Common Stock at $7.75 per share on April 17, 1997. Until April 1998, the Company maintained a $2,000,000 whole life insurance policy on Mr. Montgomery. The Montgomery Employment Agreement also provided that the Company would indemnify Mr. Montgomery for any loss he incurred by virtue of his position as an employee of the Company.

     Gregory M. Yulish. The Company entered into an employment agreement effective April 1, 1993 with Gregory M. Yulish, the Company's Executive Vice President and Chief Financial Officer, amended as of April 17, 1995, for a term ending April 17, 1998 (the "Yulish Employment Agreement"). On March 20, 1998, the Board of the Company voted against renewal of the Yulish Employment Agreement. It expired on April 17, 1998 and Mr. Yulish is no longer an officer of the Company. Pursuant to the Yulish Employment Agreement, Mr. Yulish was entitled to a salary of $155,000 per year and certain other benefits for the term of the agreement, including reimbursement of business and automobile expenses, health club dues and four weeks of paid vacation (which increased from three weeks after five years of employment). In 1995, Mr. Yulish's base salary for the year was reduced to $137,000 and the additional amounts to which he was contractually entitled were allocated to an unaccountable business expense allowance. Pursuant to the Yulish Employment Agreement, Mr. Yulish could also receive, upon the decision of the Compensation Committee, an annual bonus of up to 30% of his base compensation. During the term of the Yulish Employment Agreement, Mr. Yulish received other bonus compensation when the Board determined that such additional compensation was appropriate. In addition, Mr. Yulish received an option to 50,000 shares of Common Stock at $10.00 per share (adjusted to $7.25 per share in December 1996) vesting over three years and a fully vested option to purchase 25,000 shares of Common Stock on April 17, 1997. The Yulish Employment Agreement also provided that the Company would indemnify Mr. Yulish for any loss he incurred by virtue of his position as an employee of the Company. In April 1998, Mr. Yulish and the Company entered into the Consulting Agreement. See "Termination and Consulting Agreement and Mutual General Release."

CONSULTING AGREEMENT WITH JANE MCGREGOR

     In September 1997, the Company entered into a letter agreement with JEM Entertainment, Inc., a California corporation ("JEM") jointly owned by former Director and former Chief Financial Officer Mr. Yulish and Jane E. McGregor (Mr. Yulish's spouse), for the non-exclusive consulting services of Ms. McGregor. The letter agreement was superseded by a long form agreement entered into by the parties in March 1998 (the "Consulting Agreement"). Pursuant to the Consulting Agreement, Ms. McGregor agreed to provide a variety of non-exclusive services to the Company, including production, writing, general business, consulting and management services for a term ending on December 31, 1999. Ms. McGregor's initial assignment under the Consulting Agreement involved certain television series which the Company was seeking to develop with, or sell to, television networks. Ms. McGregor was guaranteed compensation under the Consulting Agreement of $125,000 per year and was also entitled to additional fees based on the type of services rendered to the Company. Ms. McGregor was to receive a percentage of gross profits of any motion picture assigned to her or originated by her and a "per assignment" fee for producing certain projects. Ms. McGregor and the Company terminated the Consulting Agreement in April 1998, at which time the Company and Ms. McGregor exchanged mutual releases of claims arising out of the Consulting Agreement and its termination. See "Termination and Consulting Agreement and Mutual General Release."

TERMINATION AND CONSULTING AGREEMENT AND MUTUAL GENERAL RELEASE

     Ms. McGregor, JEM and former Chief Financial Officer Gregory M. Yulish and the Company entered into a Termination and Consulting Agreement and Mutual General Release (the "Release") dated as of

April 17, 1998 whereby Ms. McGregor, JEM and Mr. Yulish confirmed the termination of their respective agreements with the Company, entered into mutual general releases, and, in the case of Ms. McGregor and JEM, released all claims for profit participations or fees with respect to the Company's ongoing entertainment projects. The Company paid JEM $75,000 for this Release and agreed to retain Mr. Yulish as a consultant to the Company through October 17, 1998 at a fee of $100 per hour on an as needed basis. Pursuant to the Release, the Company allowed Mr. Yulish's option to purchase 16,666 shares of the Common Stock to vest on April 25, 1998 and removed the price collar from the option. (The option otherwise would have expired unvested when the Yulish Employment Agreement expired on April 17, 1998.)

                                   MANAGEMENT

     The following table sets forth certain information with respect to the directors and executive officers of the Company:


            NAME               AGE                          POSITION
            ----               ---                          --------
Anthony J. Scotti............  58    Interim Chief Executive Officer/Interim President
Michael S. Hope..............  55    Interim Chief Financial Officer and Corporate Secretary
Charles Day..................  35    Senior Vice President of Consumer Products
Don Gold.....................  41    Senior Vice President -- Harvey Home Entertainment
Gary M. Gray.................  53    Director, Chairman
Allan R. Raphael.............  54    Director
Michael S. Doherty...........  44    Director


     Each of the directors and executive officers serves in similar positions for both the Company and its wholly owned subsidiary, Harvey Comics, Inc. ("Harvey"). Directors are currently elected for terms of one year each.

     The Company's Bylaws allow the Board to fix the number of directors between three and five. The number of directors is currently fixed at three, but the Board may increase the number to four or five at any time without shareholder consent.

     ANTHONY J. SCOTTI has been the Interim Chief Executive Officer and Interim President of the Company since March 1998. Mr. Scotti is the Chairman of Global Media and has been a leading executive in the entertainment industry for over 30 years. Prior to joining the Company, Mr. Scotti served as Chairman and Chief Executive Officer of All American Communications, Inc. ("All American"). Mr. Scotti recently completed the sale of All American to Pearson PLC. Mr. Scotti founded Scotti Brothers Entertainment, a recorded music company, and also has served as Chairman of the Board of LIVE Entertainment Inc. and as a consultant to Carolco Pictures Inc.

     MICHAEL S. HOPE has been the Interim Chief Financial Officer and Corporate Secretary of the Company since March 1998. Mr. Hope is the President of Global Media. Prior to joining the Company, Mr. Hope served as Executive Vice President of Metro-Goldwyn-Mayer Inc. from 1993 to 1997. At MGM, he was responsible for all financial and administrative functions of the studio, and was jointly responsible for all businesses outside the areas of film and television production and distribution. Prior to joining MGM, Mr. Hope was Executive Vice President, Planning and Operations and Chief Financial Officer for Paramount Communications Inc.


     CHARLES DAY has been the Senior Vice President of Consumer Products of the Company since October 1996. Prior to joining the Company, Mr. Day served in the following positions at Copyright Promotions International Ltd. ("CPI"): Joint Managing Director from 1993 to 1996, Development Director from 1989 to 1993, and Marketing Executive Food and Drink from 1985 to 1987. During the latter years of his career at CPI Mr. Day was responsible for budgeting and formulation of business and marketing plans, acquisition of licensing rights to intellectual properties and development of entertainment rights.

     DON GOLD has been the Senior Vice President -- Harvey Home Entertainment of the Company since February 1998. Prior to joining the Company, Mr. Gold was a Senior Vice President of Sales and Marketing for Trimark Pictures from 1995 to 1998. Prior to joining Trimark Pictures, from 1990 to 1995, Mr. Gold worked for Strand Home Video. At both Trimark and Strand, Mr. Gold was responsible for identifying intellectual properties for acquisition and production. Mr. Gold graduated from California State University Northridge in 1981 with a degree in political science.


     GARY M. GRAY. See "Information Concerning Current Directors and Nominees for Directors."

     ALLAN R. RAPHAEL. See "Information Concerning Current Directors and Nominees for Directors."

     MICHAEL S. DOHERTY. See "Information Concerning Current Directors and Nominees for Directors."

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES ACT OF 1934

     Section 16(a) of the Securities Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission ("SEC") and the National Association of Securities Dealers, Inc. initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten-percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and certain other representations that no other reports were required, during the year ended December 31, 1997, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with.

                 EXECUTIVE COMPENSATION AND OTHER REMUNERATION

     The following table sets forth all cash and non-cash compensation paid to the chief executive officer and the other two executive officers of the Company during fiscal year 1997 with respect to services rendered during each of the last three fiscal years:

                           SUMMARY COMPENSATION TABLE

                                                                       LONG TERM COMPENSATION
                                                                    ----------------------------
                                            ANNUAL COMPENSATION     COMMON STOCK
                                            --------------------     UNDERLYING      ALL OTHER
   NAME AND PRINCIPAL POSITION      YEAR     SALARY      BONUS        OPTIONS       COMPENSATION
   ---------------------------      ----    --------    --------    ------------    ------------
Jeffrey A. Montgomery,............  1997    $295,000    $275,000       50,000         $ 82,333(2)
  (Former) Chief Executive          1996    $256,487    $250,000(1)       N/A         $ 93,915(2)
  Officer, (Former) President       1995    $229,133    $129,627(3)   100,000         $105,710(2)
  and (Former) Chairman
Gregory M. Yulish,................  1997    $155,000    $200,000       25,000         $ 89,467(2)
  (Former) Executive Vice           1996    $137,000    $100,000(1)       N/A         $ 62,286(2)
  President, (Former) Chief         1995    $127,625    $ 21,844       50,000         $ 44,867(2)
  Financial Officer and (Former)
  Corporate Secretary

---------------
(1) Represents a producer's fee in connection with the 1996 direct-to-video production of Casper, A Spirited Beginning, Messrs. Montgomery and Yulish negotiated an agreement pursuant to which Saban Entertainment agreed to bear all costs of production and to share defined profits, if any, with the Company.

(2) Represents sums advanced under the Company's defined contribution plan, which vest over a period of five years, an unaccountable business expense allowance, benefits under automobile and athletic club plans, and in 1995 the value of a whole life insurance policy transferred to Mr. Montgomery in connection with his employment agreement.

(3) Includes a $75,000 producer's fee bonus relating to the motion picture "Richie Rich" released in 1995.

OPTION GRANTS IN LAST FISCAL YEAR

     In 1997, options to purchase 50,000 shares and 25,000 shares were granted to Messrs. Montgomery and Yulish, respectively, under the Company's 1997 Stock Option Plan, pursuant to the terms of the Montgomery Employment Agreement and Yulish Employment Agreement, respectively.

     The following table sets forth certain information regarding option exercises and option values for Messrs. Montgomery and Yulish.

              AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                    NUMBER OF
                                                                   SECURITIES       VALUE OF SECURITIES
                                                                   UNDERLYING           UNDERLYING
                                                                   UNEXERCISED      UNEXERCISED IN-THE-
                                                                   OPTIONS AT        MONEY OPTIONS AT
                                                                    12/31/97            12/31/97(1)
                                      SHARES                    -----------------   -------------------
                                    ACQUIRED ON      VALUE       EXERCISABLE(#)/      EXERCISABLE($)/
   NAME AND PRINCIPAL POSITION      EXERCISE(#)   REALIZED($)   UNEXERCISABLE(#)     UNEXERCISABLE($)
   ---------------------------      -----------   -----------   -----------------   -------------------
Jeffrey A. Montgomery.............     -0-           -0-        461,667(2)/88,333   $2,044,500/$308,000
  (Former) Chief Executive Officer
  and (Former) President
Gregory M. Yulish.................   12,500       $143,938      103,334(3)/21,666    $311,250/$30,000
  (Former) Executive Vice
  President, (Former) Chief
  Financial Officer and (Former)
  Corporate Secretary

---------------
(1) The Common Stock closed on The Nasdaq Stock Market's National Market on December 31, 1997 at $10.00 per share.

(2) Includes an option to purchase 66,667 shares of Common Stock exercisable only if the closing price of the Common Stock on the principal stock exchange on which it is trading has been no less than $12.00 per share for the 15 consecutive trading day period prior to the date of exercise. On December 31, 1997, Mr. Montgomery could not have exercised this option. The unexercisable total of 88,333 shares includes an option to purchase 33,333 shares of Common Stock, which, as of December 31, 1997, was subject to the same price collar and scheduled to vest on April 25, 1998. On April 17, 1998 the option expired unvested along with the expiration of the Montgomery Employment Agreement.

(3) Includes an option to purchase 33,334 shares of Common Stock exercisable only if the closing price of the Common Stock on the principal stock exchange on which it is trading has been no less than $12.00 per share for the 15 consecutive trading day period prior to the date of exercise. On December 31, 1997, Mr. Yulish could not have exercised this option. The unexercisable total of 21,666 shares includes an option to purchase 16,666 shares of Common Stock, which, as of December 31, 1997, was subject to the same price collar and scheduled to vest on April 25, 1998. Pursuant to the Release, the price collar was removed from this option in April 1998. See "Employment Agreements with Officers -- Termination and Consulting Agreement and Mutual General Release."

DIRECTOR COMPENSATION

     Directors of the Company who are neither employees of the Company nor of the Company's affiliates receive $20,000 in cash each year for serving on the Board. Such Directors also receive 10,000 stock options under the Company's 1997 Stock Option Plan on May 18 each year. In June of 1997, the Company made a one-time grant (approved by the Company's shareholders) to each director who was neither an employee of the Company nor of the Company's affiliates of an option under the Company's 1997 Stock Option Plan to purchase 20,000 shares of Common Stock at a price of $7.25 per share. In addition to such fees and options, as compensation for services as Chairman of the Board, in April 1998 Mr. Gray received a one-time grant of a fully-vested option under the Company's 1997 Stock Option Plan to purchase 50,000 shares of Common Stock at an exercise price of $12.6875 per share (the closing price of a share of Common Stock on The Nasdaq Stock Market's National Market on the grant date).

EMPLOYMENT AGREEMENTS WITH EXECUTIVE OFFICERS

     The Company has entered into an agreement with Global Media for the provision of the non-exclusive services of Messrs. Scotti and Hope as Interim Chief Executive Officer/Interim President and Interim Chief Financial Officer, respectively. The Company has also entered into an employment agreement with each of Messrs. Day and Gold (designated as executive officers in April 1998). The Company was also party to employment agreements with Messrs. Montgomery and Yulish, each of which expired without renewal on April 17, 1998. See "Certain Relationships and Related Transactions -- Employment Agreements with Officers."

                                 PROPOSAL NO. 2

     APPROVAL OF THE COMPANY'S AMENDED AND RESTATED 1997 STOCK OPTION PLAN

     At a meeting held in April 1998, the Board approved the Company's Amended and Restated 1997 Stock Option Plan, subject to shareholder approval at this Meeting. A copy of the Company's Amended and Restated Stock 1997 Option Plan is attached as Exhibit A to this Proxy Statement. Approval of this Amended and Restated 1997 Stock Option Plan will require the affirmative vote of a majority of the shares of Common Stock entitled to vote and represented at this Meeting in person or by proxy, provided a quorum is present.

     A brief description of the amendments to the Company's 1997 Stock Option Plan follows; this description is qualified by its entirety by the terms of the Company's Amended and Restated 1997 Stock Option Plan set forth on Exhibit A. The full description of the Company's 1997 Stock Option Plan was included in the Company's 1997 Proxy Statement.

     The Company's 1997 Stock Option Plan currently provides for the grant of options to purchase an aggregate of 250,000 shares of the Common Stock. As of April 24, 1998, only approximately 10,000 shares remain available for the grant of options under the Company's 1997 Stock Option Plan. The Company's Amended and Restated 1997 Stock Option Plan increases the aggregate number of shares available for the grant of options to 450,000. In addition, the Company's Amended and Restated 1997 Stock Option Plan includes provisions necessary to qualify options granted under such plan as exempt from the definition of "applicable employee remuneration" under Internal Revenue Code Section 162(m) ("Section 162(m)"). In the absence of such provisions, the grant of options under the Company's Amended and Restated 1997 Stock Option Plan might constitute "applicable employee remuneration" to the recipient employee under Section 162(m). The Company cannot deduct as compensation expense "applicable employee remuneration" to an employee in excess of $1,000,000.

     The aggregate market value of the 200,000 additional shares of Common Stock underlying options which may be granted pursuant to the Company's Amended and Restated 1997 Stock Option Plan was approximately $2,662,500 as of April 24, 1998.

     THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF THIS PROPOSAL. THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES VOTING IN PERSON OR BY PROXY AT THE MEETING (ASSUMING A QUORUM IS PRESENT) IS NECESSARY FOR APPROVAL OF THE COMPANY'S AMENDED AND RESTATED 1997 STOCK OPTION PLAN.

                                 PROPOSAL NO. 3

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board recommends that Shareholders vote for the approval of the appointment of Deloitte & Touche LLP as the Company's independent auditors for the current fiscal year. Deloitte & Touche LLP served as the Company's independent auditors for the fiscal year ended December 31, 1997.
Representatives of Deloitte &

Touche LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

     A majority vote of the shares entitled to vote represented at the meeting is necessary for approval.

     THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF THIS PROPOSAL. THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES VOTING IN PERSON OR BY PROXY AT THE MEETING (ASSUMING A QUORUM IS PRESENT) IS NECESSARY FOR RATIFICATION OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE 1998 FISCAL YEAR.

                                 OTHER MATTERS

     The Board is not aware of any other matter that may properly come before the meeting. If any matter not mentioned in this Proxy Statement is brought before the meeting, the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

                             SHAREHOLDER PROPOSALS

     Shareholders are advised that any shareholder proposals intended for consideration at the 1999 Annual Meeting of Shareholders must be received by the Company at its principal executive offices on or before December 20, 1998 in order to be included in the proxy materials for the 1999 Annual Meeting. It is recommended that shareholders submitting proposals direct them to the Secretary of the Company and utilize certified mail with return receipt requested.

                                  FORM 10-KSB

     A copy of the Company's Annual Report on Form 10-KSB for the Fiscal Year ended December 31, 1997, exclusive of exhibits, accompanies this proxy statement. Additional copies will be mailed without charge to any shareholder entitled to vote at the meeting, upon written request to: Jin Brown, The Harvey Entertainment Company, 1999 Avenue of the Stars, 20th Floor, Los Angeles, California 90067.

                                          By Order of the Board of Directors,
                                        Michael S. Hope
                                        Corporate Secretary

May 18, 1998
Los Angeles, California

     SHAREHOLDERS ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

                                                                       EXHIBIT A

                        THE HARVEY ENTERTAINMENT COMPANY
                  AMENDED AND RESTATED 1997 STOCK OPTION PLAN

                                I. INTRODUCTION

     1.1 Effect on Existing 1997 Stock Option Plan; Purposes of the Plan. The Harvey Entertainment Company Amended and Restated 1997 Stock Option Plan (the "Plan") amends and restates certain provisions of The Harvey Entertainment Company 1997 Stock Option Plan (the "Old 1997 Plan"). Until such time that this Plan is approved by the shareholders pursuant to Section 3.1 herein, all provisions of the Old 1997 Plan shall remain in full force and effect as originally approved by the Board of Directors (the "Board") of The Harvey Entertainment Company (the "Company") and the shareholders. At such time that the Plan is approved by the shareholders pursuant to Section 3.1 herein, to the extent that the Plan and the Old 1997 Plan are inconsistent, the Plan shall supersede the Old 1997 Plan. The purposes of the Plan are (i) to align the interests of the Company's shareholders and the recipients of options under this Plan by increasing the proprietary interest of such recipients in the Company's growth and success, (ii) to advance the interests of the Company by attracting and retaining officers and other key employees, consultants, independent contractors, agent and well-qualified persons who are not officers or employees of the Company ("Non-Employee Directors") for service as directors of the Company and (iii) to motivate such persons to act in the long-term best interests of the Company's shareholders.

     1.2 Administration. This Plan shall be administered by a committee (the "Committee") designated by the Board consisting of two or more members of the Board. Each member of the Committee shall be a "Non-Employee Director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, if such persons are available, an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

     The Committee shall, subject to the terms of this Plan, select eligible persons for participation in this Plan (which persons may include members of the Committee) and shall determine the number of shares of Common Stock subject to each option granted hereunder, the exercise price of such option, the time and conditions of exercise of such option and all other terms and conditions of such option, including, without limitation, the form of the option agreement. The Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of this Plan and may impose, incidental to the grant of an option, conditions with respect to the grant, such as limiting competitive employment or other activities. All such interpretations, rules, regulations and conditions shall be final, binding and conclusive. The Committee may, in its sole discretion and for any reason at any time, subject to the requirements imposed under Section 162(m) of the Code and regulations promulgated thereunder in the case of an option intended to be qualified performance-based compensation, take action such that any or all outstanding options shall become exercisable in part or in full. Each option shall be evidenced by a written agreement (an "Agreement") between the Company and the optionee setting forth the terms and conditions of such option.

     The Committee may delegate some or all of its power and authority hereunder to the Chief Executive Officer or other executive officer of the Company as the Committee deems appropriate; provided, however, that the Committee may not delegate its power and authority with regard to (i) the grant of an option to any person who is a "covered employee" within the meaning of Section 162(m) of the Code or who, in the Committee's judgment, is likely to be a covered employee at any time during the period an option granted hereunder to such employee would be outstanding or (ii) the selection for participation in this Plan of an officer or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an option grant to such an officer or other person.

     No member of the Board of Directors or Committee, and neither the Chief Executive Officer nor other executive officer to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with this Plan in good faith, and the members of the Board of Directors and the Committee and the Chief Executive Officer or other executive officer shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys' fees) arising therefrom to the full extent permitted by law and under any directors' and officers' liability insurance that may be in effect from time to time.

     A majority of the Committee shall constitute a quorum. The acts of the Committee shall be either (i) acts of a majority of the members of the Committee present at any meeting at which a quorum is present or (ii) acts approved in writing by all of the members of the Committee without a meeting.

     1.3 Eligibility. Participants in this Plan shall consist of such officers, other key employees, consultants, independent contractors and agents of the Company, its subsidiaries from time to time and any other entity designated by the Board or the Committee (individually a "Subsidiary" and collectively the "Subsidiaries") as the Committee in its sole discretion may select from time to time. For purposes of this Plan, references to employment shall also mean an agency or independent contractor relationship and references to employment by the Company shall also mean employment by a Subsidiary. The Committee's selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time. Non-employee directors of the Company shall be eligible to participate in this Plan.

     1.4 Shares Available. Subject to adjustment as provided in Section 3.7, 450,000 shares of the common stock of the Company ("Common Stock"), shall be available for grants of options under this Plan, reduced by the sum of the aggregate number of shares of Common Stock which become subject to outstanding options under the Plan. To the extent that shares of Common Stock subject to an outstanding option are not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of such option or by reason of the delivery or withholding of shares of Common Stock to pay all or a portion of the exercise price of such option, or to satisfy all or a portion of the tax withholding obligations relating to such option, then such shares of Common Stock shall again be available under this Plan. Shares of Common Stock shall be made available from authorized and unissued shares of Common Stock, or authorized and issued shares of Common Stock reacquired and held as treasury shares or otherwise or a combination thereof authorized and issued shares of Common Stock reacquired and held as treasury shares or otherwise.

     To the extent required by Section 162(m) of the Code and the rules and regulations thereunder, the maximum number of shares of Common Stock with respect to which the options may be granted during any calendar year to any person under this Plan shall be 100,000, subject to adjustment as provided in
Section 3.7.

                               II. STOCK OPTIONS

     2.1 Grants of Stock Options. The Committee may, in its discretion, grant options to purchase shares of Common Stock to such eligible persons as may be selected by the Committee. Each option, or portion thereof, that is not an incentive stock option, shall be a non-qualified stock option. An incentive stock option may not be granted to any person who is not an employee of the Company or any subsidiary (as defined in Section 424 of the Code). An incentive stock option shall mean an option to purchase shares of Common Stock that meets the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or any successor provision, which is intended by the Committee to constitute an incentive stock option. Each incentive stock option shall be granted within ten years of the effective date of this Plan. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of shares of Common Stock with respect to which options designated as incentive stock options are exercisable for the first time by a participant during any calendar year (under this Plan or any other plan of the Company, or any parent or subsidiary as defined in Section 424 of the Code) exceeds the amount (currently $100,000) established by the Code, such options shall constitute non-qualified stock options. "Fair Market Value" shall mean the closing transaction price of a share of Common Stock as reported in the NASDAQ National Market System on the date as of which such value is being determined or, if there shall be no reported transactions on such date, on the next preceding date for which a transaction was reported; provided that if Fair Market Value for any date cannot be determined as above provided, Fair Market Value shall be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate.

     2.2 Terms of Stock Options. Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

          (a) Number of Shares and Purchase Price. The number of shares of Common Stock subject to an option and the purchase price per share of Common Stock purchasable upon exercise of the option shall be determined by the Committee; provided, however, that the purchase price per share of Common Stock purchasable upon exercise of a non-qualified stock option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such option and the purchase price per share of Common Stock purchasable upon exercise of an incentive stock option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such option; provided further, that if an incentive stock option shall be granted to any person who, at the time such option is granted, owns capital stock possessing more than ten percent of the total combined voting power of all classes of capital stock of the Company (or of any parent or subsidiary as defined in Section 424 of the Code) (a "Ten Percent Holder"), the purchase price per share of Common Stock shall be the price (currently 110% of Fair Market Value) required by the Code in order to constitute an incentive stock option.

          (b) Option Period and Exercisability. The period during which an option may be exercised shall be determined by the Committee; provided, however, that no incentive stock option shall be exercised later than ten years after its date of grant; provided further, that if an incentive stock option shall be granted to a Ten Percent Holder, such option shall not be exercised later than five years after its date of grant. The Committee may, in its discretion, establish performance measures or other criteria which shall be satisfied or met as a condition to the grant of an option or to the exercisability of all or a portion of an option. The Committee shall determine whether an option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time. An exercisable option, or portion thereof, may be exercised only with respect to whole shares of Common Stock.

          (c) Method of Exercise. An option may be exercised (i) by giving written notice to the Company specifying the number of whole shares of Common Stock to be purchased and accompanied by payment therefor in full (or arrangement made for such payment to the Company's satisfaction) either
     (A) in cash, (B) by delivery (either actual delivery or by attestation procedures established by the Company) of previously owned whole shares of Common Stock (which the optionee has held for at least six months prior to the delivery of such shares or which the optionee purchased on the open market and in each case for which the optionee has good title, free and clear of all liens and encumbrances) having an aggregate Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) by authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered upon exercise of the option having an aggregate Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, if such exercise does not result in the recognition of compensation expense to the Company, (D) in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise, or (E) a combination of (A), (B) and
     (C), in each case to the extent set forth in the Agreement relating to the option and (ii) by executing such documents as the Company may reasonably request. The Company shall have sole discretion to disapprove of an election pursuant to any of clauses (B)-(E). Any fraction of a share of Common Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the optionee. No certificate representing Common Stock shall be delivered until the full purchase price therefor has been paid (or arrangement made for such payment to the Company's satisfaction).

          (d) Additional Reload Options. The Committee shall have the authority to include in any Agreement relating to an option a provision entitling the optionee to an additional option in the event such optionee exercises the option represented by such option agreement, in whole or in part, by delivering previously owned whole shares of Common Stock in payment of the purchase price in accordance with this Plan and such Agreement. Any such additional option shall be for a number of shares of Common Stock equal to the number of delivered shares, shall have a purchase price determined by the Committee in accordance with this Plan, shall be exercisable on the terms and subject to the conditions established by the Committee at the time of grant of such additional option, and shall be subject to such other terms and conditions as the Committee shall determine in accordance with this Plan.

     2.3  Termination of Employment

     (a) Disability. Subject to paragraph (f) below and unless otherwise specified in the Agreement relating to an option, if an optionee's employment with the Company terminates by reason of Disability, each option held by such optionee shall be exercisable only to the extent that such option is exercisable on the effective date of such optionee's termination of employment and may thereafter be exercised by such optionee (or such optionee's legal representative or similar person) until and including the earliest to occur of
(i) the date which is 12 months (or such other period as set forth in the Agreement relating to such option) after the effective date of such optionee's termination of employment and (ii) the expiration date of the term of such option. For purposes of this Plan, "Disability" shall mean the inability of an optionee substantially to perform such optionee's duties and responsibilities for a continuous period of at least six months.

     (b) Retirement. Subject to paragraph (f) below and unless otherwise specified in the Agreement relating to an option, if an optionee's employment with the Company terminates by reason of retirement on or after age 65 after a minimum of ten (10) years of employment with the Company each option held by such optionee shall be exercisable only to the extent that such option is exercisable on the effective date of such optionee's termination of employment and may thereafter be exercised by such optionee (or such optionee's legal representative or similar person) until and including the earliest to occur of
(i) the date which is twelve (12) months (or such other period as set forth in the Agreement relating to such option) after the effective date of such optionee's termination of employment and (ii) the expiration date of the term of such option.

     (c) Death. Subject to paragraph (f) below and unless otherwise specified in the Agreement relating to an option, if an optionee's employment with the Company terminates by reason of death, each option held by such optionee shall be exercisable only to the extent that such option is exercisable on the date of such optionee's death and may thereafter be exercised by such optionee's executor, administrator, legal representative, beneficiary or similar person until and including the earliest to occur of (i) the date which is twelve (12) months (or such other period as set forth in the Agreement relating to such option) after the date of death and (ii) the expiration date of the term of such option.

     (d) Other Termination. Subject to paragraph (f) below and unless otherwise specified in the Agreement relating to an option if the employment with the Company of the holder of an option is terminated by the Company for Cause, each option held by such holder shall terminate automatically on the effective date of such holder's termination of employment.

     Subject to paragraph (f) below and unless otherwise specified in the Agreement relating to an option, if an optionee's employment with the Company terminates for any reason other than Disability, retirement on or after age 65 after a minimum of ten (10) years of employment with the Company or death or Cause, each option held by such optionee shall be exercisable only to the extent that such option is exercisable on the effective date of such optionee's termination of employment and may thereafter be exercised by such optionee (or such optionee's legal representative or similar person) until and including the earliest to occur of (i) the date which is three months (or such other period as set forth in the Agreement relating to such option) after the effective date of such optionee's termination of employment and (ii) the expiration date of the term of such option; provided that if such optionee's employment is terminated for Cause, all options held by such optionee shall terminate automatically on the effective date of such optionee's termination of employment. For purposes of this Plan, "Cause" shall mean the willful and continued failure to substantially perform the duties assigned by the Company (other than a failure resulting from the optionee's Disability), the willful engaging in conduct which is demonstrably injurious to the Company or any Subsidiary, monetarily or otherwise, including conduct that, in the reasonable judgment of the Company, no longer conforms to the standard of the Company's executives, any act of dishonesty, commission of a felony, or a significant violation of any statutory or common law duty of loyalty to the Company.

     (e) Death Following Termination of Employment. Subject to paragraph (f) below and unless otherwise specified in the Agreement relating to an option, if an optionee dies during the period set forth in Section 2.3(a) following termination of employment by reason of Disability, or if an optionee dies during the period set forth in Section 2.3(b) following termination of employment by reason of retirement on or after age 65 after a minimum of ten (10) years of employment with the Company, or if an optionee dies during the period set forth in Section 2.3(d) following termination of employment for any other reason other than Disability or retirement on or after age 65 after a minimum of ten (10) years of employment with the Company (or, in each case, such other period as set forth in the Agreement relating to an option), each option held by such optionee shall be exercisable only to the extent that such option is exercisable on the date of such optionee's death and may thereafter be exercised by such optionee's executor, administrator, legal representative, beneficiary or similar person until and including the earliest to occur of (i) the date which is twelve (12) months (or such other period as set forth in the Agreement relating to such option) after the date of death and (ii) the expiration date of the term of such option.

     (f) Termination of Employment -- Incentive Stock Options. Unless otherwise specified in the Agreement relating to the option, if the employment with the Company of a holder of an incentive stock option terminates by reason of Permanent and Total Disability (as defined in Section 22(e)(3) of the Code), each incentive stock option held by such optionee shall be exercisable only to the extent that such option is exercisable on the effective date of such optionee's termination of employment by reason of Permanent and Total Disability, and may thereafter be exercised by such optionee (or such optionee's legal representative or similar person) until and including the earliest to occur of (i) the date which is one (1) year (or such shorter period as set forth in the Agreement relating to such option) after the effective date of such optionee's termination of employment by reason of Permanent and Total Disability and (ii) the expiration date of the term of such option.

     Unless otherwise specified in the Agreement relating to the option, if the employment with the Company of a holder of an incentive stock option terminates by reason of death, each incentive stock option held by such optionee shall be exercisable only to the extent that such option is exercisable on the date of such optionee's death and may thereafter be exercised by such optionee's executor, administrator, legal representative, beneficiary or similar person until and including the earliest to occur of (i) the date which is one (1) year (or such shorter period as set forth in the Agreement relating to such option) after the date of death and (ii) the expiration date of the term of such option.

     If the employment with the Company of a holder of an incentive stock option terminates for any reason other than Permanent and Total Disability or death, each incentive stock option held by such optionee shall be exercisable only to the extent such option is exercisable on the effective date of such optionee's termination of employment, and may thereafter be exercised by such holder (or such holder's legal representative or similar person) until and including the earliest to occur of (i) the date which is three months after the effective date of such optionee's termination of employment and (ii) the expiration date of the term of such option.

     If the holder of an incentive stock option dies during the period set forth in the first paragraph of this Section 2.3(f) following termination of employment by reason of Permanent and Total Disability (or such shorter period as set forth in the Agreement relating to such option), or if the holder of an incentive stock option dies during the period set forth in the third paragraph of this Section 2.3(f) following termination of employment for any reason other than Permanent and Total Disability or death, each incentive stock option held by such optionee shall be exercisable only to the extent such option is exercisable on the date of the optionee's death and may thereafter be exercised by the optionee's executor, administrator, legal representative, beneficiary or similar person until and including the earliest to occur of (i) the date which is one year (or such shorter period as set forth in the Agreement relating to such option) after the date of death and (ii) the expiration date of the term of such option.

                                  III. GENERAL

     3.1 Effective Date and Term of the Plan. This Plan shall be submitted to the shareholders of the Company for approval and, if approved by the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the 1998 annual meeting of shareholders, shall become effective as of April 22, 1998. No option granted pursuant to this Plan may be exercised prior to the date of such stockholder approval. This Plan shall be submitted to the shareholders of the Company for approval in accordance with Section 162(m). This Plan shall terminate on December 26, 2006, unless terminated earlier by the Board. Termination of this Plan shall not affect the terms or conditions of any option granted prior to termination. In the event that this Plan is not approved by the shareholders of the Company on or before December 31, 1998, this Plan and any options granted hereunder shall be null and void.

     3.2 Amendments. The Board may amend this Plan as it shall deem advisable, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including Section 162(m) of the Code; provided, however, that no amendment shall be made without stockholder approval if such amendment would (a) increase the maximum number of shares of Common Stock available under this Plan (subject to Section 3.7), (b) effect any change inconsistent with
Section 422 of the Code or (c) extend the term of this Plan; provided, further, that this Plan shall not be amended in a manner which fails to comply with Rule 16b-3(c)(2)(ii)(B) under Section 16 of the Exchange Act. No amendment may impair the rights of a holder of an outstanding option without the consent of such holder.

     3.3 Agreement. No option shall be valid until an Agreement is executed by the Company and the optionee and, upon execution by the Company and the optionee and delivery of the Agreement to the Company, such option shall be effective as of the effective date set forth in the Agreement.

     3.4 Non-Transferability. No option hereunder shall be transferable other than (i) by will or the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company or (ii) as otherwise permitted under Rule 16b-3 under the Exchange Act as set forth in the Agreement relating to such option. Except to the extent permitted by the foregoing sentence, each option may be exercised during the optionee's lifetime only by the optionee or the optionee's legal representative or similar person. Except as permitted by the second preceding sentence, no option hereunder shall be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any option hereunder, such option and all rights thereunder shall immediately become null and void.

     3.5 Tax Withholding. The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock, payment by the optionee of any Federal, state, local or other taxes which may be required to be withheld or paid in connection with an option hereunder. An Agreement may provide that
(i) the Company shall withhold whole shares of Common Stock which would otherwise be delivered upon exercise of the option having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with the option (the "Tax Date") in the amount necessary to satisfy any such obligation or (ii) the optionee may satisfy any such obligation by any of the following means: (A) a cash payment to the Company, (B) delivery (either actual delivery or by attestation procedures established by the Company) to the Company of previously owned whole shares of Common Stock (which the optionee has held for at least six months prior to the delivery of such shares or which the optionee purchased on the open market and in each case for which the optionee has good title, free and clear of all liens and encumbrances) having an aggregate Fair Market Value determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation, (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered upon exercise of the option having an aggregate Fair Market Value determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation, (D) a cash payment by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (E) any combination of (A),
(B) and (C), in each case to the extent set forth in the Agreement relating to the option; provided, however, that the Company shall have sole discretion to disapprove of an election pursuant to any of clauses (B)-(E). An Agreement may provide for shares of Common Stock to be delivered or withheld having a Fair Market Value in excess of the minimum amount required to be withheld, but not in excess of the amount determined by applying the optionee's maximum marginal tax rate. Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the optionee.

     3.6 Restrictions on Shares. Each option hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Common Stock subject to such option upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the exercise of such option or the delivery of shares thereunder, such option shall not be exercised and such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing shares of Common Stock delivered pursuant to any option hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

     3.7 Adjustment. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a regular cash dividend, the number and class of securities available under this Plan, the number and class of securities subject to each outstanding option, the purchase price per security, and the number and class of securities subject to each option shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options without an increase in the aggregate purchase price. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive. If any adjustment would result in a fractional security being (a) available under this Plan, such fractional security shall be disregarded, or (b) subject to an option under this Plan, the Company shall pay the optionee, in connection with the first exercise of the option in whole or in part occurring after such adjustment, an amount in cash determined by multiplying (A) the fraction of such security (rounded to the nearest hundredth) by (B) the excess, if any, of (x) the Fair Market Value on the exercise date over (y) the exercise price of the option.

     3.8 No Right of Participation or Employment. No person shall have any right to participate in this Plan. Neither this Plan nor any option granted hereunder shall confer upon any person any right to continued employment by the Company, any Subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any affiliate of the Company to terminate the employment of any person at any time without liability hereunder.

     3.9 Rights as Stockholder. No person shall have any rights as a stockholder of the Company with respect to any shares of Common Stock which are subject to an option hereunder until such person becomes a stockholder of record with respect to such shares of Common Stock.

     3.10 Designation of Beneficiary. If permitted by the Company, an optionee may file with the Committee a written designation of one or more persons as such optionee's beneficiary or beneficiaries (both primary and contingent) in the event of the optionee's death. To the extent an outstanding option granted hereunder is exercisable, such beneficiary or beneficiaries shall be entitled to exercise such option.

     Each beneficiary designation shall become effective only when filed in writing with the Committee during the optionee's lifetime on a form prescribed by the Committee. The spouse of a married optionee domiciled in a community property jurisdiction shall join in any designation of a beneficiary other than such spouse. The filing with the Committee of a new beneficiary designation shall cancel all previously filed beneficiary designations.

     If an optionee fails to designate a beneficiary, or if all designated beneficiaries of an optionee predecease the optionee, then each outstanding option hereunder held by such optionee, to the extent exercisable, may be exercised by such optionee's executor, administrator, legal representative or similar person.

     3.11 Governing Law. This Plan, each option hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of California and construed in accordance therewith without giving effect to principles of conflicts of laws.

     3.12 Foreign Employees. Without amending this Plan, the Committee may grant options to eligible persons who are foreign nationals on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of this Plan and, in furtherance of such purposes the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or its Subsidiaries operates or has employees.

                        THE HARVEY ENTERTAINMENT COMPANY
                         ANNUAL MEETING OF SHAREHOLDERS
                                 June 18, 1998



     The undersigned Shareholder of The Harvey Entertainment Company (the "Company") hereby nominates, constitutes and appoints Leonard Breijo and Jin Brown and each of them, the agent and proxy of the undersigned, each with full power of substitution, to vote all shares of Common Stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at The Century Plaza Hotel, 2025 Avenue of the Stars, Los Angeles, California, 90067, California, on Thursday, June 18, 1998 at 10:00 a.m. PST and at any and all adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as follows:

     1. The Election of Directors. Electing Gary M. Gray, Allan R. Raphael and Michael S. Doherty to serve on the Board of Directors of the Company until the next annual meeting following their election and until their successors are elected and have qualified.

                AUTHORITY GIVEN  [ ]    AUTHORITY WITHHELD  [ ]

     (INSTRUCTION: TO GRANT AUTHORITY TO VOTE FOR ALL OF THE NOMINEES NAMED ABOVE CHECK THE "AUTHORITY GIVEN" BOX; TO WITHHOLD AUTHORITY FOR ANY INDIVIDUAL NOMINEE CHECK THE "AUTHORITY GIVEN" BOX AND CROSS OUT THE NAME OF THE INDIVIDUAL ABOVE; TO WITHHOLD AUTHORITY FOR ALL NOMINEES CHECK THE "AUTHORITY WITHHELD" BOX.)

     2. APPROVAL OF THE COMPANY'S AMENDED AND RESTATED 1997 STOCK OPTION PLAN. Approving the Company's Amended and Restated 1997 Stock Option Plan.

                    FOR  [ ]    AGAINST  [ ]    ABSTAIN  [ ]

     3. RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS. Approving the selection of Deloitte & Touche LLP to serve as independent auditors of the Company for the fiscal year ending December 31, 1998.

                    FOR  [ ]    AGAINST  [ ]    ABSTAIN  [ ]

     4. OTHER BUSINESS. To transact such other business as may properly come before the meeting or any adjournments thereof.


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



PLEASE SIGN AND DATE BELOW:

DATED:__________________________________________________________

I do____________ do not___________ expect to attend the meeting.

By:_____________________________________________________________
_
Title:__________________________________________________________

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS, AND MAY BE REVOKED PRIOR TO ITS EXERCISE BY FILING WITH THE SECRETARY OF THE COMPANY AN INSTRUMENT REVOKING THIS PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE OR BY APPEARING AND VOTING IN PERSON AT THE MEETING.